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                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees of the USAllianz Funds:

We consent to the references to our name under the heading "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the inclusion of our report dated October 25, 1999 included in Pre-Effective Amendment No. 2 to File No. 33-83421.




October 26, 1999
Columbus, Ohio